UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2005
Calpine Generating Company, LLC
CalGen Finance Corp.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
Commission File Number: 333-117335
I.R.S. Employer Identification Numbers:
77-0555128
20-1162632
50 West San Fernando Street
San Jose, California 95113
Telephone: (408) 995-5115
(Address of principal executive offices and telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF ADDITIONAL REGISTRANTS

	State of		I.R.S. Employer
	Incorporation	Commission File	Identification
Registrant	or Organization	Number	Number
CalGen Expansion Company, LLC	Delaware	333-117335-39	77-0555127
Baytown Energy Center, LP	Delaware	333-117335-38	77-0555135
Calpine Baytown Energy Center GP, LLC	Delaware	333-117335-37	77-0555133
Calpine Baytown Energy Center LP, LLC	Delaware	333-117335-36	77-0555138
Baytown Power GP, LLC	Delaware	333-117335-35	86-1056699
Baytown Power, LP	Delaware	333-117335-34	86-1056708
Carville Energy LLC	Delaware	333-117335-33	36-4309608
Channel Energy Center, LP	Delaware	333-117335-32	77-0555137
Calpine Channel Energy Center GP, LLC	Delaware	333-117335-31	77-0555139
Calpine Channel Energy Center LP, LLC	Delaware	333-117335-09	77-0555140
Channel Power GP, LLC	Delaware	333-117335-08	86-1056758
Channel Power, LP	Delaware	333-117335-07	86-1056755
Columbia Energy LLC	Delaware	333-117335-06	36-4380154
Corpus Christi Cogeneration LP	Delaware	333-117335-05	36-4337040
Nueces Bay Energy LLC	Delaware	333-117335-04	36-4216016
Calpine Northbrook Southcoast Investors, LLC	Delaware	333-117335-03	36-4337045
Calpine Corpus Christi Energy GP, LLC	Delaware	333-117335-02	86-1056770
Calpine Corpus Christi Energy, LP	Delaware	333-117335-30	86-1056497
Decatur Energy Center, LLC	Delaware	333-117335-29	77-0555708
Delta Energy Center, LLC	Delaware	333-117335-28	95-4812214
CalGen Project Equipment Finance Company Two, LLC	Delaware	333-117335-27	77-0585399
Freestone Power Generation LP	Texas	333-117335-26	76-0608559
Calpine Freestone, LLC	Delaware	333-117335-25	77-0486738
CPN Freestone, LLC	Delaware	333-117335-24	77-0545937
Calpine Freestone Energy GP, LLC	Delaware	333-117335-23	86-1056713
Calpine Freestone Energy, LP	Delaware	333-117335-22	86-1056720
Calpine Power Equipment LP	Texas	333-117335-21	76-0645514
Los Medanos Energy Center, LLC	Delaware	333-117335-20	77-0553164
CalGen Project Equipment Finance Company One, LLC	Delaware	333-117335-19	77-0556245
Morgan Energy Center, LLC	Delaware	333-117335-18	77-0555141
Pastoria Energy Facility L.L.C.	Delaware	333-117335-17	77-0581976
Calpine Pastoria Holdings, LLC	Delaware	333-117335-16	77-0559247
Calpine Oneta Power, L.P.	Delaware	333-117335-15	75-2815392
Calpine Oneta Power I, LLC	Delaware	333-117335-14	75-2815390
Calpine Oneta Power II, LLC	Delaware	333-117335-13	75-2815394
Zion Energy LLC	Delaware	333-117335-12	36-4330312
CalGen Project Equipment Finance Company Three LLC	Delaware	333-117335-11	10-0008436
CalGen Equipment Finance Holdings, LLC	Delaware	333-117335-10	77-0555519
CalGen Equipment Finance Company, LLC	Delaware	333-117335-01	77-0555523

Item 1.01. Entry into a Material Agreement.
     On December 22, 2005, Calpine Corporation, a Debtor-in-Possession (“Calpine”), and certain of its subsidiaries named therein (together with Calpine, the “Loan Parties”), including Calpine Generating Company, LLC (“CalGen”), CalGen Finance Corp., and each of the additional registrants listed in the table above (collectively, with CalGen and CalGen Finance Corp., the “Registrants”), entered into a Revolving Credit, Term Loan and Guarantee Agreement (the “Credit Agreement”), dated as of December 22, 2005, among Calpine, as borrower, the other Loan Parties (including the Registrants), as guarantors, the lenders from time to time party thereto, Credit Suisse (“CS”) and Deutsche Bank Trust Company Americas (“DB”), as joint administrative agents, joint syndication agents and joint documentation agents, and Deutsche Bank Securities Inc. (“DBSI”) and CS, as joint lead arrangers and joint book runners. The Credit Agreement facilities consist of a revolving loan, term loan and letter of credit facility in an aggregate principal amount not to exceed $2 billion, which is broken into a $1.35 billion first priority facility (comprising a $1 billion revolving loan facility and a $350 million term loan facility) and a $650 million second priority term loan facility. DB acts as first priority agent and CS acts as second priority agent. The proceeds of the loans and the letters of credit are to be used for working capital and other general corporate purposes, and to repay certain indebtedness associated with an existing leveraged lease relating to certain geothermal assets known as The Geysers and to reacquire title to The Geysers (referred to as the “Geysers Transaction”). Each of the Registrants, as a guarantor, jointly and severally guarantees the prompt and complete payment and performance by Calpine of its obligations under the Credit Agreement.
     Calpine’s ability to utilize the Credit Agreement facilities is subject to an Interim Order dated December 21, 2005, of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in connection with the voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) filed by Calpine and the other Loan Parties, including the Registrants, on December 20, 2005 (such voluntary petitions being jointly administered under the caption “In re Calpine Corporation, et al.,” Case No. 05-60200 (BRL)). The Interim Order provides that Calpine may currently draw up to $500 million of the revolving facility and is not permitted to draw any portion of the term loan facilities. The Bankruptcy Court has scheduled a final hearing for January 25, 2006, to determine whether to issue an order approving the Credit Agreement. If the Credit Agreement is approved, upon entry of the Bankruptcy Court’s order, the Credit Agreement provides that the full $350 million first priority term loan commitment, the remaining $500 million revolving commitment and $300 million of the $650 million second priority term loan commitment would be available upon the satisfaction of certain conditions as set forth in the Credit Agreement. The Credit Agreement further provides that the remaining $350 million of the second priority term loan commitment is only permitted to be borrowed substantially concurrently with the consummation of the Geysers Transaction.
     The maturity date of the facilities is December 20, 2007. Calpine may elect to have loans under the facilities bear interest at (i) a eurodollar rate (as set forth in the Credit Agreement) or (ii) the greater of (x) the prime rate established from time to time by DB, in respect of the revolving facility and the first priority term facility, or by CS, in respect of the second priority term facility, and (y) the federal funds rate plus 0.50%, plus, for either eurodollar or base rate loans, the applicable margin. The applicable margin for revolving loans and first priority term loans is 1.25% for base rate loans and 2.25% for eurodollar loans, and for second priority term loans is 3.50% for base rate loans and 4.50% for eurodollar loans.
     In connection with the execution of the Credit Agreement, Calpine, the other Loan Parties (including the Registrants) and DB, as collateral agent, also entered into a Security and Pledge Agreement, dated as of December 22, 2005 (the “Security Agreement”). Under the Security Agreement, (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, the first priority facilities are secured by a first priority lien on and security interest in, and the second priority facilities are secured by a second priority lien on and security interest in, all present and after-acquired property of Calpine and the other Loan Parties (including the Registrants) not subject to a valid, perfected and non-avoidable lien or security interest in existence on the petition date or to a valid lien in existence on the petition date that is perfected subsequent to the petition date as permitted by Bankruptcy Code Section 546(b) and (ii) pursuant to Section 364(c)(3) of the Bankruptcy Code, the facilities are secured by a perfected junior lien on, and security interest in, all present and after-acquired property of Calpine and the other Loan Parties (including the Registrants) that is otherwise subject to a valid, perfected and non-avoidable lien or security interest in existence on the petition date or a valid lien in existence on the petition date that is perfected subsequent to the petition date as permitted by Bankruptcy Code Section 546(b).
     The Credit Agreement provides that the loans must be prepaid with the net cash proceeds from the sale of certain assets in excess of $1 million, excluding the sale of turbines in an amount up to $200 million and certain projects in an amount up to $100 million. In addition, Calpine may elect to reinvest $50 million of net cash proceeds during the term of the facilities rather than using them to prepay the loans. The loans must also be prepaid with net cash proceeds from certain insurance claims or condemnation proceedings, except that $25 million relating to The Geysers and $150 million relating to any other assets of Calpine and its subsidiaries may be reinvested in assets useful in Calpine’s business. Upon the occurrence of an event of default, the lenders may terminate their commitments, declare the loans then outstanding to be forthwith due and payable, require Calpine and the other Loan Parties (including the Registrants) to cash collateralize any outstanding letters of credit in an amount equal to 105% of the face value and exercise other remedies at law. Events of default include failure to pay interest, principal and other amounts when due; material misrepresentations; any material portion of the Credit Agreement ceasing to be valid and binding on Calpine and the other Loan Parties (including the Registrants); defaults in the observance and performance of covenants; defaults in the payment or performance of certain post-petition date indebtedness or guarantee obligations; dismissal of the Chapter 11 cases of Calpine or another Loan Party (including any Registrant) or conversion thereof to a case under Chapter 7 of the Bankruptcy Code; the entry of certain orders in the Bankruptcy Court; making unauthorized pre-petition payments; certain environmental matters; certain ERISA matters; cross-defaults to certain other indebtedness of Calpine and its subsidiaries (including the Registrants) and a change in control of Calpine.
     Calpine, the other Loan Parties (including the Registrants) and certain other subsidiaries of Calpine are obligated under the terms of the Credit Agreement to comply with certain covenants, including restrictions on use of proceeds of loans under the facilities; incurrence or maintenance of debt; incurrence or maintenance of liens; creating or maintaining guarantee obligations;

fundamental changes to business; selling or leasing assets; issuance of capital stock and dividends; limitations on investments, loans and advances; entering into certain affiliate transactions; maintaining a required system of cash management; allowing certain Chapter 11 claims; capital expenditures and other financial covenants. Calpine, the other Loan Parties (including the Registrants) and certain other subsidiaries of Calpine also affirmatively covenant to deliver certain financial statements and other information to the lenders; pay certain obligations; maintain their existence, property and insurance; comply with contractual and legal obligations and obtain ratings for the facilities. Calpine has provided indemnities to the lenders with respect to certain claims, other than such claims arising out of the gross negligence or willful misconduct of an indemnified party.
     Each of CS, DB, DBSI or their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, lending and investment banking services for the Calpine and its subsidiaries, for which they received or will receive customary fees and expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     (a) The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE GENERATING COMPANY, LLC CALGEN FINANCE CORP. AND EACH OF THE REGISTRANTS LISTED ON THE TABLE OF ADDITIONAL REGISTRANTS
By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: December 29, 2005